December 23, 2013

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Sequential Brands Group, Inc.

File No. 000-16075

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sequential Brands Group, Inc. dated December 23, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP

New York, NY